UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

 April 4, 2011

Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

STEREO VISION ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                      95-4786792

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

15452 Cabrieto Road, Suite 204, Van Nuys, California 91406

(Address of principal executive offices)

(818) 456-3858

(Issuer's telephone number, including area code)

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 4, 2010, the Board of Directors of Stereo Vision Entertainment, Inc. (the "Company") accepted the resignation of Anthony M. Munafo from his positions as Director and Chief Operating Officer.  Mr. Munafo resigned from these positions in order to pursue other business interests.  This resignation was not the result of nor related to any disagreements with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREO VISION ENTERTAINMENT, INC.

/s/ John Honour

John Honour,

Interim Chief Executive Officer

Date: April 4, 2011